Exhibit 99.2

DALLAS, TX--(Marketwire - 01/28/11) - The X-Change Corporation (Pinksheets:XCHC
- News) today announced that it has canceled the purchase of the intangible assets of 21-Century Silicon, Inc., through its subsidiary PolySilicon, Inc., for three million shares of restricted stock. In addition, the Company has canceled its offer to purchase the Note, held by the State of Texas, in the amount of $3.5 million for 3,000,000 shares of restricted stock. The purchase of the assets was condition on the Company being able to purchase the note from the State. The reason for the cancellation was the State of Texas's request to review the transaction once again and the Company's resulting inability to complete the financing for silicon manufacturing.

ABOUT THE X-CHANGE CORPORATION ?The X-Change Corporation is a publicly traded company. In March 2010, X-Change began a restart after a period of dormancy and seeks a business model that restores and builds shareholder value.

FORWARD-LOOKING STATEMENTS?This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. A statement containing works such as "anticipate," "seek," intend," "believe," "plan," "estimate," "expect," "project," "plan," or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Some or all of the events or results anticipated by these forward-looking statements may not occur. The X-Change Corporation does not undertake any duty nor does it intend to update the results of these forward-looking statements.


CONTACT:

CONTACT INFORMATION
Haviland Wright
President & CEO
Email: info@xchccorp.com
Tel: 1 (972) 386-7360
Web: www.xchccorp.com